UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

HAVERTY FURNITURE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-14445 (Commission File Number)	58-0281900 (I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia (Address of principal executive officers)	30342 (Zip Code)

     Registrant’s telephone number, including area code: (404) 443-2900

Item 5. Other Events

     On July 29, 2004, Haverty Furniture Companies, Inc. (“Havertys”) issued a press release announcing the declaration of a quarterly cash dividend. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

99.1	Press Release of Haverty Furniture Companies, Inc., dated July 29, 2004.
99.2	Press Release of Haverty Furniture Companies, Inc., dated July 28, 2004.

Item 12. Results of Operations and Financial Condition

     On July 28, 2004, Havertys issued a press release regarding its results of operations for the quarter ended June 30, 2004, a copy of which is furnished under this Item 12 as Exhibit 99.2 hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC. (Registrant)
Date: August 2, 2004	By:	/s/ Jenny H. Parker
Jenny H. Parker
Vice President, Secretary and Treasurer